                                                                     EXHIBIT 4.9


                     INDEMNIFICATION AND RELEASE AGREEMENT



WHEREAS, Sulzer Medica AG ("Medica") and Sulzer AG ("Sulzer") and certain of their direct or indirect subsidiaries are currently defendants in the MDL proceedings before the United States District Court for the Northern District of Ohio, Judge Kathleen O'Malley (the "Court") (MDL Docket No. 1401; Case no. 1:O1-CV-9000), and in certain State Court proceedings related to what is commonly referred to as the Sulzer Hip Prosthesis and Knee Prosthesis Liability Litigation (the "Class Action") (together referred to as the "Insured Parties" or individually as an "insured Party");

WHEREAS, Winterthur Swiss Insurance Company and its legal successor, XL Winterthur International Insurance Switzerland (formerly known as Winterthur International Insurance Switzerland), or their respective subsidiaries (collectively "Winterthur") issued certain insurance policies for the benefit of Sulzer, Medica and/or their respective direct or indirect subsidiaries, which policies are identified in the Class Action Settlement Agreement dated as of March 13, 2002 among Sulzer Orthopedics Inc., Medica, Sulzer, and Class Counsel on behalf of Class Representatives in the Class Action (the "CASA") as the "Initial Insurance Policies" and the "Second Year Insurance Policies" (collectively, the "Policies"), respectively;

WHEREAS, various Insured Parties have made claim(s) for coverage under the Policies in connection with the Affected Products (as defined in the CASA) and Winterthur has disputed certain aspects of said claim(s) as presented;

WHEREAS, pursuant to the terms of the CASA, Winterthur is expected to make contributions to the Sulzer Settlement Trust (as defined in the CASA);

WHEREAS, the Insured Parties and Winterthur wish to set forth their agreements with regard to Winterthur's contributions to the Sulzer Settlement Trust established by the CASA; and

WHEREAS, terms used herein and not otherwise defined herein shall have the respective meaning given to such terms in the CASA;

NOW, THEREFORE, the Insured Parties and Winterthur agree as follows:

1. With respect to the Initial Insurance Policies, Winterthur shall pay to the Sulzer Settlement Trust on the Insurance Proceeds Delivery Date (thirty (30) Business Day after Trial Court Approval) in accordance with the terms of the CASA the remaining balance of the Initial Insurance Policies as of that date in their original currency (Swiss francs) or the equivalent amount in US Dollars converted in accordance with the terms of the Policies. Such funds shall be used by the Sulzer Settlement Trust solely to make

INDEMNIFICATION AND RELEASE AGREEMENT                                        -2-
--------------------------------------------------------------------------------


         payments as specified in Section 2.5(c) of the CASA. Prior to that date, Winterthur will continue to make payment of any claims or expenses covered under the Initial Insurance Policies for which proof of loss has been submitted to Winterthur. The Insured Parties acknowledge that upon the above payment to the Sulzer Settlement Trust, the Initial Insurance Policies will be fully and finally exhausted and that Winterthur accordingly will have no further obligations whatsoever in connection with the Initial Insurance Policies.

2. With respect to the Second Year Insurance Policies, Winterthur agrees to pay the sum of $40 million US Dollars into an escrow account on the Insurance Proceeds Delivery Date. As soon as practicable following the execution of this Agreement, the parties shall enter into an escrow agreement (the "Escrow Agreement"), which shall provide that the Second Year Insurance Proceeds shall be delivered from the Escrow Account to the Sulzer Settlement Trust on the date that is the earlier of (x) the Funding Date and (y) the date that Class Members representing claims for no less than 800 Affected Product Revision Surgeries have validly elected the GPO in accordance with Article 8 of the CASA and all of the Initial Insurance Proceeds have been paid out of the Sulzer Settlement Trust. The Second Year Insurance Proceeds shall be used by the Sulzer Settlement Trust solely to make payments as specified in Section 2.5(c) of the CASA.

3. As a condition precedent to the foregoing payments by Winterthur, no later than the Trial Court Approval Date, the Court shall enter a consent judgment against Sulzer Orthopedics Inc. in favor of the Class Members for an amount that is no less than the aggregate payments to be made pursuant to Paragraphs 1 and 2 of this Agreement.

4. Nothing in this Agreement or its performance shall constitute or otherwise be deemed to be (i) an admission or a concession by Winterthur as to coverage for any claims falling within the scope of the CASA or a waiver of any coverage defenses that may be available to Winterthur, or (ii) an admission or concession by the Insured Parties that Winterthur's obligations under the Second Year Insurance Policies in connection with the claims that are the subject of the CASA are limited to the amount of the Second Year Insurance Proceeds.

5. The Insured Parties, jointly and severally on behalf of themselves and all past or present direct or indirect subsidiaries, hereby release, relinquish, acquit and forever discharge Winterthur, its past or present direct or indirect subsidiaries, affiliates, parent corporations, and former or present officers, directors, shareholders, employees, successors, predecessors, representatives, attorneys, agents, loss adjusters and claims ad-

INDEMNIFICATION AND RELEASE AGREEMENT                                        -3-
--------------------------------------------------------------------------------




         ministrations, and each of them (the "Releasees"), of and from any and all claims, actions, demands, lawsuits, damages, judgments, causes of action whatsoever in law, contract, tort, admiralty or equity, whether known or unknown, which they or their successors, predecessors or assigns have heretofore have had or hereafter may have against the Releasees, or any of them, for, upon or by reason of any loss, expense, matter, cause or transaction arising out of or in any way connected to the Affected Products, anywhere in the world, including but not limited to any and all such claims under the Policies or under any other contracts of insurance issued at any time by Winterthur or any of its subsidiaries, affiliates, successors or predecessors to the Insured Parties or any past or present direct or indirect subsidiaries; provided that, nothing in this Paragraph 5 shall release Winterthur from any obligation or duty to the Insured Parties or any of them under any directors' and officers' liability policy, including, but not limited to, any claim thereunder arising out of or in any way connected to the Affected Products.

6. Effective as of the Insurance Proceeds Funding Date, Medica, jointly and severally on behalf of itself and all past or present direct or indirect subsidiaries, agrees to fully indemnify, save, protect and hold forever harmless Winterthur, its past or present direct or indirect subsidiaries, affiliates, parent corporations, and former or present officers, directors, shareholders, employees, successors, predecessors, representatives, attorneys, agents, loss adjusters and claims administrators (the "Indemnitees"), from and against any and all losses, claims, liabilities, judgments, damages, costs, and expenses, including without limitation reasonable attorneys' fees, court costs and/or other expenses (the "Claims), which may be asserted against Indemnitees, or which Indemnitees may suffer, incur or sustain, or for which Indemnitees may become legally liable or obligated under the Initial Insurance Policies, arising out of or in connection with any and all claims, demands, lawsuits and other actions anywhere in the world, including but not limited to claims, demands, lawsuits and actions of members of the Settlement Class who exercise their right to opt-out of the CASA, claims, demands, lawsuits or actions of foreign recipients of Affected Products not encompassed within the Settlement Class, claims, demands, lawsuits or actions regarding the validity of the releases of the Policies provided for in this Agreement or of any other transactions effected in accordance with this Agreement; provided that, the Indemnitees: (a) promptly notify Medica in writing of any such Claim which comes to their attention; (b) share with Medics the right to control the defense or settlement of such Claim; (c) do not enter into any settlement or compromise of such Claim without the express authorization of Medica; and (d) reasonably cooperate with Medica in the defense of such Claim, subject to Medica's payment of all reasonable out-of-pocket expenses as-

INDEMNIFICATION AND RELEASE AGREEMENT                                        -4-
--------------------------------------------------------------------------------


         sociated with such cooperation by the Indemnitees. In connection with the sharing of the control of the defense or settlement of such Claim, the parties agree that Winterthur shall have primary authority with respect to decisions related to coverage issues, subject to the approval of Medica, which shall not be unreasonably withheld, and Medica shall have primary authority with respect to decisions related to liability and damages issues, subject to the approval of Winterthur, which shall not be unreasonably withheld.

7. Effective as of the Insurance Proceeds Funding Date, Medica, jointly and severally on behalf of itself and all past or present direct or indirect subsidiaries, agrees to fully indemnify, save, protect and hold forever harmless Winterthur, its past or present direct or indirect subsidiaries, affiliates, parent corporations, and former or present officers, directors, shareholders, employees, successors, predecessors, representatives, attorneys, agents, loss adjusters and claims administrators (the "Indemnitees"), from and against any and all losses, claims, liabilities, judgments, damages, costs, and expenses, including without limitation reasonable attorneys' fees, court costs and/or other expenses (the "Claims), which may be asserted against Indemnitees, or which Indemnitees may suffer, incur or sustain, or for which Indemnitees may become legally liable or obligated under the Second Year Insurance Policies, arising out of or in connection with claims, demands, lawsuits and other actions related to the Affected Products anywhere in the world, including but not limited to claims, demands, lawsuits and actions of members of the Settlement Class who exercise their right to opt-out of the CASA, claims, demands, lawsuits or actions of foreign recipients of Affected Products not encompassed within the Settlement Class, claims, demands, lawsuits or actions regarding the validity of the releases of the Policies provided for in this Agreement or of any other transactions effected in accordance with this Agreement; provided that, notwithstanding anything herein to the contrary, under no circumstance shall Medica's indemnity obligation to the Indemnities under this Paragraph 7 exceed the amount of the Second Year Insurance Proceeds, and further provided that, the Indemnitees:
         (a) promptly notify Medica in writing of any such Claim which comes to their attention; (b) share with Medica the right to control the defense or settlement of such Claim; (c) do not enter into any settlement or compromise of such Claim without the express authorization of Medica; and (d) reasonably cooperate with Medica in the defense of such Claim, subject to Medica's payment of all reasonable out-of-pocket expenses associated with such cooperation by the Indemnitees. In connection with the sharing of the control of the defense or settlement of such Claim, the parties agree that Winterthur shall have primary authority with respect to decisions related to coverage issues, subject to the approval of Medica; which shall not be unreasonably withheld, and

INDEMNIFICATION AND RELEASE AGREEMENT                                        -5-
--------------------------------------------------------------------------------



         Medica shall have primary authority with respect to decisions related to liability and damages issues, subject to the approval of Winterthur, which shall not be unreasonably withheld.

8. For the avoidance of doubt, the parties to this Agreement intend that the foregoing release and indemnification applies with equal force and effect to Winterthur International America Insurance Company with respect to the Affected Products and further that to the extent not already exhausted, the applicable local policies shall be exhausted by virtue of the payments set forth above. As a condition precedent to the payments set forth above, Medica will ensure, prior to such payments being made by Winterthur, that all named insureds under the applicable local policies will execute policy releases in a form satisfactory to Winterthur International America Insurance Company.

9. The Insured Parties represent, warrant and agree that they have not and shall not assign at any time in the future any of the Policies or any of the rights, claims, duties or obligations under the Policies related to the Affected Products to any third parties whatsoever, and that they will oppose any such attempted assignment by any insured subsidiary under the Policies.

10. The Insured Parties represent and warrant that they are authorized to enter into this Agreement on behalf of themselves and all subsidiaries insured under the Policies.

11. It is a condition precedent to this Agreement that the Trust Agreement for the Sulzer Settlement Trust will provide that the Sulzer Settlement Trust may be audited by Winterthur (or its designee) to monitor and ensure the proper disbursement of the Initial Insurance Proceeds and the Second Year Insurance Proceeds in accordance with the terms of the CASA.

12. Unless stated expressly to the contrary in this Agreement, the terms of this Agreement automatically cease to have effect in the event that the CASA (i) is terminated prior to the Insurance Proceeds Delivery Date,
         (ii) does not achieve Trial Court Approval, or (iii) is materially changed prior to the Insurance Proceeds Delivery Date.

13. This Agreement shall be governed by and construed according to the laws of Switzerland.

INDEMNIFICATION AND RELEASE AGREEMENT                                        -6-
--------------------------------------------------------------------------------


14. Any dispute arising out of or in connection with this Agreement, including its existence, validity, interpretation, performance, breach or termination, shall be subject exclusively to the jurisdiction of the courts of Winterthur, Switzerland.

15. The Insured Parties shall deliver to Winterthur a copy of any notice received by an Insured Party pursuant to the terms of the CASA.

16. Any notice or other document to be given by any party to another party shall be in writing and delivered personally or sent Federal Express or facsimile (which such facsimile notice shall be deemed effective as of the time of receipt of confirmation by the sending party) as follows, or as otherwise instructed by a notice delivered to the other party pursuant to this paragraph:

                  (i)    If to Medica:

                           Sulzer Medica AG
                           Leutchenbachstrasse 95
                           CH-8050 Zurich, Switzerland
                           Attention: Dr. Gabor-Paul Ondo
                           Facsimile: +41 (0) 1 308 37 91

                  with copies to:

                           Sulzer Medica USA Inc.
                           3 East Greenway Plaza, Suite 1600
                           Houston, Texas 77046-0391
                           Attention: David S. Wise, Esq.
                           Facsimile: +01 (713) 561-6380

                           Bar & Karrer
                           Seefeldstr. 19
                           CH-8024 Zurich, Switzerland
                           Attention: Dr. Andreas Lanzlinger
                           Facsimile: +41 (0) 58 261 50 01


                  (ii)   If to Sulzer:

                         Sulzer AG
                         Zurcherstrasse 14
                         CH-8401 Winterthur, Switzerland
                         Attention: Dr. Alfred Gerber
                         Facsimile: +41 (0) 52 262 00 22

                  with copies to:

INDEMNIFICATION AND RELEASE AGREEMENT                                        -7-
--------------------------------------------------------------------------------



                         Shearman & Sterling
                         599 Lexington Avenue
                         New York, NY 10022-6069
                         Attention: Werner L. Polak, Esq.
                         Facsimile: +01 (212) 848-7179

                  (iii)  If to Winterthur:

                         XL Winterthur International Insurance Switzerland Gruzefeldstrasse 41
                         CH-8401 Winterthur, Switzerland
                         Attention: Hans Nigg
                         Facsimile: +41 (0) 52 261 79 76

                  with copies to:

                         Sedgwick, Detert, Moran & Arnold
                         Lavaterstrasse 85, CH-8002
                         Zurich, Switzerland
                         Attention: Erik Stenberg, Esq.
                         Facsimile: +41 (0) 1 201 44 04

                         Sedgwick, Datert, Moran & Arnold
                         1717 Main Street, Suite 5400
                         Dallas, Texas 75201
                         Attention: Neil Rambin, Esq.
                         Facsimile: +01 (214) 227-8004

INDEMNIFICATION AND RELEASE AGREEMENT                                        -8-
--------------------------------------------------------------------------------

         In witness whereof, the parties have duly executed this Agreement as set forth below to be effective as of this 14th day of March 2002.



                                                  SULZER MEDICA AG



                                                  By: /s/ DR. GABOR-PAUL ONDO
                                                      --------------------------
                                                  Name: Dr. Gabor-Paul Ondo
                                                        ------------------------
                                                  Title: Chief RNU Officer
                                                        ------------------------


                                                  By: /s/ URS KAMBER
                                                      --------------------------
                                                  Name: Urs Kamber
                                                        ------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------

INDEMNIFICATION AND RELEASE AGREEMENT                                        -9-
--------------------------------------------------------------------------------


                                                  SULZER AG

                                                  By: /s/ ALFRED GERBER
                                                      --------------------------
                                                  Name: Alfred Gerber
                                                        ------------------------
                                                  Title: General Counsel
                                                        ------------------------

                                                  By: /s/ [ILLEGIBLE]
                                                      --------------------------
                                                  Name: [ILLEGIBLE]
                                                        ------------------------
                                                  Title: Head Risk Management
                                                        ------------------------

INDEMNIFICATION AND RELEASE AGREEMENT                                       -10-
--------------------------------------------------------------------------------


                               XL WINTERTHUR INTERNATIONAL INSURANCE SWITZERLAND

                                                  By: /s/ HANS NIGG
                                                      --------------------------
                                                  Name: Hans Nigg
                                                        ------------------------
                                                  Title: Chief Claims Officer
                                                        ------------------------

                                                  By: /s/ CHRISTOF KNAPPEN
                                                      --------------------------
                                                  Name: Christof Knappen
                                                        ------------------------
                                                  Title: Claims Manager
                                                        ------------------------